EXHIBIT 4.1

                              TERM PROMISSORY NOTE

$75,000.00                                          Copiague, New York
                                                    September 17, 2002

     FOR VALUE RECEIVED, the undersigned, AMERICAN BIOGENETIC SCIENCES, INC. (the "Borrower"), a corporation organized under the laws of the State of Delaware, unconditionally promises to pay to the order of ALFRED J. ROACH, an individual residing at 207 Inlet Drive, Lindenhurst, New York 11757 (the "Lender"), at 207 Inlet Drive, Lindenhurst, New York 11757, or at such other location as the holder hereof may designate to the undersigned from time to time in writing, the principal amount of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) on December 31, 2002, together with interest on the unpaid balance of the principal amount of this Note from and including the date of hereof to but excluding the date such principal balance is repaid in full (whether at the stated maturity of this Note, by acceleration, or otherwise) at a rate per annum equal to six percent (6%) per annum. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     Any principal (and, to the extent lawful, interest and other amounts) not paid when due (whether at the stated maturity of this Note, by acceleration, or otherwise) shall bear interest from and including the date due to but excluding the date paid in full at a rate per annum equal to eight (8%) per annum. Default interest is to be payable ON DEMAND and on any payment of principal. Interest shall be calculated on the basis of a year of 360 days calculated for the actual number of days elapsed.

     To the extent permitted by law, interest and other amounts payable hereunder include the same as accruing or accrued during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, whether or not allowed or allowable as claims in any such proceeding.

     All payments under this Note shall be made in United States Dollars by certified check or by wire transfer in immediately available funds. Payments shall be made without offset, defense, counterclaim or deduction of any kind or nature whatsoever. If any payment of principal or interest evidenced by this Note, becomes due and payable on a Saturday, Sunday or a day that is not a banking day in New York State, such payment shall be made on the next such succeeding banking day, and such extension of time shall in such case be included in computing interest in connection with such payment. In the Lender's discretion and to the extent permitted by applicable law, payments may be applied by the Lender to the obligations outstanding under this Note in such order and manner as the Lender may determine.

     The undersigned shall have the right, at any time and from time to time, to prepay the principal amount of, any loan evidenced by this Note in whole or in part, without premium or penalty but with accrued interest to the date of prepayment on the amount prepaid.

     To secure payment of this Note, the Borrower has granted to the Lender security interests in all of the Collateral described in, and under the terms of, (i) that certain Patent

Collateral  Assignment  and  Security  Agreement,  (ii) that  certain  Trademark
Collateral Assignment and Security Agreement and (iii) that certain Cell Security Agreement, each dated of even date herewith executed by and between the Borrower and the Lender. (collectively, the "Security Agreements,").

     If any of the following events of default (each, an "Event of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay the principal of, or interest on, or any other amount payable under, this Note or any Security Agreement, as and when due and payable;

          (b) any representation or warranty made or deemed made by Borrower in this Note or in any Security Agreement shall prove to have been incorrect on or after the date hereof;

          (c) the Borrower shall fail to perform or observe, or shall breach or violate, any other term, covenant or agreement contained in any this Note or any Security Agreement on its part to be performed or observed and such failure shall continue unremedied for at least five (5) consecutive days;

          (d) the Borrower: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) shall commence any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of thirty (30) days; (v) shall have had a receiver, custodian or trustee appointed for all or any substantial part of its properties or assets; or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);

          (e) the Borrower shall dissolve or for any reason cease to be in existence or shall merge or consolidate;

          (f) any Security Agreement at any time and for any reason shall cease to create a valid and perfected first priority security interest or lien in and to the property, whether now owned or hereafter acquired, purported to be subject to such Security Agreement or ceases to be in full force and effect, or shall be declared, in whole or in part, null and void, or the Borrower shall so state in writing or shall in any way challenge or shall bring any proceeding which shall in any way challenges, the legal, valid, binding, or enforceable nature thereof;

then, and in any such event, the Lender may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon and under any Security Agreement to be immediately due and payable whereupon the same shall become and be forthwith due and payable, (except that with respect to any Event of Default described in clause (d), the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon and under any Security Agreement shall be automatically due and payable without any action on the Lender's part).

     The undersigned waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender.

     The Borrower agrees to reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable out-of-pocket fees and charges of counsel) in connection with the preparation or modification of this Note and the Security Agreements, performance or enforcement of this Note and the Security Agreements, or the defense or prosecution of any rights of the Lender pursuant to this Note and the Security Agreements.

     Except as otherwise expressly provided in this Note, any notice, request, demand or other communication permitted or required to be given under this Note shall be in writing, shall be sent by one of the following means to the parties at their respective addresses set forth below (or to such other address as to which a party may from time to time give notice to other) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited for next business day delivery with Federal Express (or other similar national overnight courier service) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee by hand delivery on a business day (or on the next business day if received by hand delivery after the close of normal business hours or on any non-business day)

          If to the Borrower:      American Biogenetic Sciences, Inc.
                                   1375 Akron Street
                                   Copiague, New York 11726
                                   Attention: President

          If to the Lender:        Mr. Alfred J. Roach
                                   207 Inlet Drive
                                   Lindenhurst, New York 11757

     This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws rule that would otherwise require the application of the laws of another jurisdiction). Such choice of law is not intended to limit the maximum rate of interest which may be charged or collected by the Lender hereunder if the Lender may, under the laws applicable to it, charge or collect interest at a higher rate than is permissible under the laws of said state.

     Any judicial proceeding brought by or against the Borrower with respect to this Note or any Security Agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Note, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note and any Security Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the secured party to bring proceedings against the Borrower in the courts of any other jurisdiction. The Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceedings by the Borrower against the Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any Security Agreement, shall be brought only in a federal or state court located in the County of Suffolk, State of New York.

     THE BORROWER WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     The four preceding paragraphs shall survive the payment of this Note.

     The provisions of this Note are intended to be severable. If for any reason any provisions of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

     No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Lender and his heirs, executors, estate, successors and assigns, except that the Borrower may not assign this Note or any Security Agreement, or assign or delegate any of its obligations hereunder or thereunder without the prior written consent of the Lender.

                                AMERICAN BIOGENETIC SCIENCES, INC.


                                By: /s/ James H. McLinden
                                    --------------------------------------------
                                        James H. McLinden
                                        President



STATE OF NEW YORK   )
                    :ss.:
COUNTY OF SUFFOLK   )

On the 17th day of September 2002 before me personally came James H. McLinden, to me known, who, being by me duly sworn, did depose and say that he is the President of AMERICAN BIOGENETIC SCIENCES, INC., the corporation that executed this Term Promissory Note; and that he signed his name thereto by authority of the board of directors of said corporation


                                        /s/ Leonard W. Suroff
                                        ----------------------------------------
                                        Notary Public